EXHIBIT 99.1

ENGlobal Announces Annual Meeting Results

HOUSTON, Dec. 20, 2013 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of engineering and related project services, today announced the results of its 2013 annual stockholders' meeting held this morning in North Houston.

The formal business of the meeting included the election of the following directors to a one-year term: William A. Coskey, P.E., David W. Gent, P.E., Randall B. Hale, and David C. Roussel. In addition, ENGlobal's stockholders approved: (1) the amendment to the ENGlobal 2009 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 980,000 shares to 1,830,000 shares; (2) the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2013; (3) approved the compensation of our named executive officers; and (4) approved "three years" as to the frequency of the occurrence of future advisory votes on executive compensation.

Approximately 91.94% of ENGlobal's total common stock outstanding was represented at the meeting, either in person or by proxy. Of those shares, approximately 97.99% were cast in favor of the election of the Company's directors, 77.21% were cast in favor of the approval of an amendment to the ENGlobal 2009 Equity Incentive Plan, approximately 94.04% were cast in favor of the ratification of the appointment of Hein & Associates LLP, 92.8% were cast in favor of the compensation of our named executive officers, and 68.96% were cast in favor of "three years" as the stockholders' choice as to the frequency of the occurrence of future advisory votes on executive compensation. Upon conclusion of the formal business of the meeting, ENGlobal's President and CEO, Mr. Coskey, provided an operational update to the stockholders.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and related project services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of advanced automation, control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1)  our ability to comply with the terms under the new credit facility; (2) our ability to achieve profitability and positive cash flow from operations; (3) our ability to collect accounts receivable and process accounts payable in a timely manner; (4) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services; (5) our ability to achieve our business strategy while effectively managing costs and expenses; (6) our ability to accurately estimate costs and fees on fixed-price contracts; (7) the effect of changes in the price of oil; (8) delays related to contract awards; (9) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (10) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations; (11) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies; (12) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors and competitive pricing pressure; and (13) the uncertainties of the outcome of litigation. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Natalie S. Hairston
         (281) 878-1000
         ir@ENGlobal.com